Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 27, 2018, with respect to the consolidated financial statements, and internal control over financial reporting included in the Annual Report of Sun Hydraulics Corporation and subsidiaries on Form 10-K for the year ended December 30, 2017. We consent to the incorporation by reference of said reports in the Registration Statements of Sun Hydraulics Corporation and subsidiaries on Form S-3 (file number 333-222760, effective January 29, 2018) and on Form S-8 (File No. 333-30801, effective July 3, 1997, File No. 333-83269, effective July 20, 1999, File No. 333-62816, effective June 12, 2001, File No. 333-66008 effective July 27, 2001, File No. 333-119367, effective September 29, 2004, File No. 333-124174, effective April 19, 2005, File No. 333-158245, effective March 27, 2009, File No. 333-177448, effective October 21, 2011, and File No. 333-184840, effective November 9, 2012).

/s/ GRANT THORNTON LLP

Tampa, Florida

February 27, 2018